UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

PARATEK PHARMACEUTICALS, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This Schedule 14A filing consists of communications from Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the Company’s employees relating to the Agreement and Plan of Merger, dated as of June 6, 2023, by and among the Company, Resistance Acquisition, Inc., a Delaware corporation (“Parent”) and Resistance Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Agreement”).

The following FAQ was provided to Company personnel on June 6, 2023:

Employee FAQ

FAQs: Entity affiliated with Gurnet Point Capital and Novo Holdings to acquire Paratek Pharmaceuticals in a take-private transaction

This document is intended to provide answers to many of the questions you may have about the agreement announced today by Gurnet Point Capital (GPC), Novo Holdings (Novo), and Paratek. Today’s announcement is the first step in the process.

Key Takeaways

•

We expect this strategic transaction offers the best opportunity to maximize shareholder value, including the opportunity to benefit from the future value created by NUZYRA® (omadacycline). through the CVR.

•

GPC and Novo see an attractive opportunity to invest in and accelerate the commercialization of NUZYRA and to build a portfolio of additional value-creating assets to address significant unmet medical needs.

•	GPC and Novo have distinguished track records in other successful life sciences partnerships and have been recognized for their execution on commitments to invest in near-term and long-term growth.

•

We believe this price reflects the full and fair value of our shares, taking into account the risks of remaining an independent company, given the combination of Paratek’s debt overhang alongside the external macro debt environment and its continued challenges of rising interest rates on both the debt and equity markets, plus the overall funding downturn in the biotech sector in the past 18 months.

•

GPC and Novo share the same passion for NUZYRA and commitment to excellence that our employees have shown for the last 20+ years. This transaction is a recognition of GPC and Novo’s belief in the foundational value everyone on our team has helped to create with a strong NUZYRA business today .

•

GPC and Novo also are very excited about our ongoing development programs. They see the ongoing NTM study and future ex-U.S. programs, as important data generation activities and are also very excited about all the facets of our BARDA program.

•	GPC and Novo Holdings are not pharmaceutical companies, so we are not merging with another operating company where one would expect a high degree of operational synergies and redundant roles.

•	While we will have a change in ownership, we believe GPC’s and Novo’s values align closely with the values, mission and vision we all share here at Paratek.

•	Until the transaction closes, GPC, Novo, and Paratek will continue to operate as independent companies, and it will be business as usual at Paratek.

I. Agreement

1. What was announced?

Paratek announced it has entered into a definitive agreement to be acquired by an entity (the “Parent”) affiliated with Gurnet Point Capital (“Gurnet Point”) and Novo Holdings A/S in a transaction valued at approximately $465 million, including the assumption of debt and assuming full payment of a Contingent Value Right (CVR).

Under the terms of the agreement, the Parent will acquire all outstanding shares of Paratek for $2.15 per share in cash, plus a CVR of $0.85 per share payable upon the achievement of $320 million in U.S. NUZYRA net sales (excluding certain permitted deductions, payments under our contract with ASPR-BARDA, certain government payments and certain royalty revenue) in any calendar year ending on or prior to December 31, 2026. The upfront payment at closing represents a premium of 41% over the closing price of Paratek’s common stock as of May 31, 2023, which was the last full trading day prior to market speculation regarding a potential sale of the company.

Gurnet Point Capital is a private equity firm focused on the life science sector that provides access to strategic growth capital to companies helping to fuel growth. GPC has a strong record of other successful partnerships in the life sciences sector and has been recognized for executing on its commitments to invest in growth, both near-term and long-term.

Novo Holdings is a holding and investment company responsible for managing the assets and the wealth of the Novo Nordisk Foundation. The purpose of Novo Holdings is to improve people’s health and the sustainability of society and the planet by generating attractive long-term returns on the assets of the Novo Nordisk Foundation. Novo Holdings invests in life science companies at all stages of development.

While we are excited to announce this transaction today, today is just the first step. Several approvals are required and conditions, must be satisfied before the transaction is completed, which we expect to happen in the third quarter of 2023, including approval by Paratek shareholders and receipt of regulatory approvals. Until the transaction is completed, we will continue to operate as a separate, independent company.

2. What is our rationale for the transaction?

We believe it offers the best opportunity to maximize shareholder value, including the opportunity to benefit from the future value created by NUZYRA through the Contingent Value Right (CVR). The transaction delivers immediate cash value to our shareholders. The upfront payment at closing represents a premium of 41% over the closing price of Paratek’s common stock as of May 31, 2023, which was the last full trading day prior to market speculation regarding a potential sale of the company.

We believe this price reflects the full and fair value of our shares, taking into account the risks of remaining an independent company, given the combination of Paratek’s debt overhang, the external macro financing environment, and the continued challenges of rising interest rates on the debt and equity markets, plus the downturn in the valuation of the biotech sector in the past 18 months.

3. Why is Paratek being acquired? Did Paratek put the company up for sale? Were we looking for an acquisition?

We believe it offers the best opportunity to maximize shareholder value, including the opportunity to benefit from the future value created by NUZYRA through the CVR.

This decision is the result of a months-long process of exploring strategic considerations for the company and discussions with a number of external parties who expressed interest in Paratek and NUZYRA. It is the outcome of a process overseen and approved by our board of directors and one that is based on the belief that the financial terms deliver immediate and long-term value to Paratek shareholders.

Additional details on the transaction will be provided in a Proxy Statement filed with the SEC in the coming weeks.

5. Was this a fair price, given typical models for acquiring biotech companies?

This transaction is the outcome of a process overseen by our board of directors and the belief that the financial terms maximize shareholder value. It will deliver immediate value and the opportunity for long-term upside to Paratek shareholders.

6. What are the next steps?

We expect the transaction to close in the third quarter of 2023 subject to customary closing conditions, including approval by Paratek shareholders and receipt of regulatory approvals. Following completion, Paratek will become a private company.

Paratek, GPC, and Novo will continue to operate as separate and independent companies until the transaction closes, and we, therefore, expect no impact on how we conduct our business day-to-day, including responsibilities and roles, compensation, and benefits.

Paratek will continue to carry the same culture and commitment to providing opportunities for continued career development for all employees.

7. Is shareholder approval required for the completion of this transaction?

The transaction is subject to the approval by a majority of Paratek shareholders.

8. What resources and communications are available to me through the period until close?

Our leadership team will do the best we can to address your questions, but please be aware that some decisions have not yet been made. A survey will be administered shortly, which will allow employees to submit questions anonymously. These questions and answers will be addressed at future Paratek town halls. Information will be forthcoming shortly regarding this communication tool.

9. What does it mean to shift from a public company to a private company? How does governance change? What about the immediate impact on current shareholders and certain kinds of employees? Do you know of other life sciences companies that have transitioned similarly?

This is a “take-private” acquisition. After closing, which we anticipate will be in the third quarter, Paratek shares will no longer be traded publicly. An entity affiliated with GPC and Novo will acquire all the shares in the company and become the sole owner of Paratek. As noted in the press release, the purchase price includes an upfront value of $2.15 per share of common stock and a Contingent Value Right (CVR) of $0.85 per share payable upon the achievement of $320 million in U.S. NUZYRA net sales (excluding certain permitted deductions, payments under our contract with ASPR-BARDA, certain government payments and certain royalty revenue) in any calendar year ending on or prior to December 31, 2026.

Additionally, because GPC is a private equity investor and not a pharmaceutical company, we are not merging with another operating company with a similar infrastructure where one would expect a high degree of operational synergies and redundant roles.

For example, Radius Health was taken private by GPC in 2022.

II. Closing and Impact

10. Will this slow down or negatively impact any of our ongoing trials, regulatory plans and commercial activities?

We do not expect any negative impact on our commercial or development plans, including our commitments to study NTM and those underway with BARDA. We ask that you remain focused on your day-to-day responsibilities.

11. Do GPC and Novo intend to maintain or close Paratek’s Boston or King of Prussia locations?

There are no current plans to make changes to office locations. However, in the future we will assess needs of the organization and ensure they are met in the most efficient way possible. Until the closing of the transaction, which is expected to occur in the third quarter of 2023, it remains business as usual.

12. Will my reporting structure, roles, and responsibilities change prior to the closing?

We will continue to operate normally as an independent company.

13. Is there any work that should stop?

We will continue to operate as an independent company, and all ongoing work should continue as planned unless you receive specific direction from your supervisor.

14. Will the leadership team leave before the closing of the transaction? What about post-closing?

While we are announcing this transaction today, between now and closing, Paratek remains a separate, independent company with business as usual. The leadership team remains in place, and we are counting on everyone to stay focused on their day-to-day work. After the close, Evan will remain as CEO, and we anticipate that Paratek employees will continue to have leadership roles in the company. Private equity firms look for talented teams, and Paratek is no different.

15. How should I handle previously scheduled travel and business meetings?

Until the transaction closes, you should continue to perform your job as you normally would, which includes keeping meetings and traveling as scheduled unless you are instructed to do otherwise.

16. Will we continue to recruit for open positions? What should I tell candidates?

All employees should remain focused on executing our business priorities and operating business as usual. Current vacancies will be reviewed and evaluated by senior management prior to filling, as is our current process.

17. What does this mean for me / our jobs?

We just announced this transaction, which we believe offers the best opportunity to maximize shareholder value, including the opportunity to benefit from the future value created by NUZYRA through the CVR.

The best way you can help is by staying focused on your day-to-day responsibilities.

It is important to note that GPC and Novo Holdings are not pharmaceutical companies, so we are not merging with another operating company with a similar infrastructure where one would expect a high degree of operational synergies and redundant roles.

III. Communication

18. Can I talk to my external vendors, consultants, business partners, etc.? Do they know? What should I tell them?

We issued a press release announcing this transaction publicly and are providing employees with form letters to inform stakeholders, including customers and vendors, of the plans. Your supervisor will provide guidance on communications with vendors, customers or other business partners. Please don’t speculate or, under any circumstances, share non-public information concerning the transaction.

19. What if I am approached by the media, investors, or contacts on social media?

In keeping with our existing policies, employees should not respond to media or investor inquiries about the company’s plans/announcements nor share such information on social media.

20. What can I say to my family and friends about the transaction?

Only publicly available information can be shared, so you may refer to the press release on our website. As always, information that has not been made public needs to remain proprietary within Paratek.

21. If I have additional questions, who can I ask?

Please contact your manager or executive team leader if you have further questions. A survey will be administered shortly, which will allow employees to submit questions anonymously for a period of time. These questions and answers will be addressed at future Paratek town hall meetings. Information will be forthcoming shortly regarding this communication tool.

IV. Employee Benefits

22. What happens to any Paratek shares I hold?

For employees who hold common stock of Paratek, upon closing of the transaction following all required steps and approvals, you will receive $2.15 per share in cash and a CVR for each share of common stock.

23. What is a CVR? What does the CVR component of the purchase price mean to me? When will I receive the CVR payments?

A Contingent Value Right (CVR) allows holders to receive an additional payment if a certain event occurs. The CVR provides the opportunity for additional cash upside. In this case, the CVR is aligned to the achievement of $320 million in U.S. NUZYRA net sales (excluding certain permitted deductions, payments under our contract with ASPR-BARDA, certain government payments and certain royalty revenue) in any calendar year ending on or prior to December 31, 2026.

24. Can I sell the shares that I hold prior to the transaction closing?

The transaction does not limit your ability to sell your Paratek shares if you are not working on the transaction; however, you are still subject to the Insider Trading Policy. Employees working on the transaction will remain subject to a trading blackout through the closing. If you have any questions about trading, please contact Legal.

25. What happens to my stock options, time-based restricted stock units (“RSUs”), and performance-based restricted stock units (“PRSUs”)?

Unvested equity (stock options, RSUs and PRSUs) will roll forward and be payable in the ordinary course at merger consideration.

26. Will Paratek grant equity awards in 2023?

No, Paratek will not grant any equity awards in 2023.

27. Will there be a severance policy for displaced employees?

Yes, the Company has adopted a change in control severance policy for employees who are impacted within 9 months of the closing date of the transaction.

28. Who should I contact with my stock-related or options-related questions?

Please contact Legal with any stock-related questions.

30. What happens to the 401(k) plan and my contributions at close?

You may continue to contribute to your 401(k) account prior to the closing. You will receive additional information regarding the 401(k) plan in advance of the closing.

31. What happens to our health plans?

Your health benefits (such as medical and dental) will continue uninterrupted through closing.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the commercial success of the Company’s products; the timing of and receipt of filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, by and among Paratek, Resistance Merger Sub, Inc. and Resistance Acquisition, Inc., dated as of June 6, 2023 (the “Merger Agreement”), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; the Company’s ability to continue as a going concern; our ability to maintain or expand regulatory approvals or commercialize our products; the results of any ongoing or future clinical trials may not satisfy U.S. or non-U.S. regulatory authorities; the regulatory approval process is expensive, time consuming and uncertain; our dependence on the commercialize success of NUZYRA and, to a lesser extent, SEYSARA; our dependence on funding from BARDA; our substantial indebtedness; risk associated with litigation; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Paratek Pharmaceuticals, Inc. (“Paratek”) by Resistance Merger Sub, Inc. (“Merger Sub”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Paratek plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. Paratek may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by Paratek with the SEC.

BEFORE MAKING ANY VOTING DECISION, PARATEK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY PARATEK WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a Paratek stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in Paratek’s proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents Paratek files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. PRTK makes available free of charge on its investor relations website at www.paratekpharma.com/investor-relations copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, by and among Paratek, Merger Sub and Parent, as defined therein, dated as of June [6], 2023, which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

Paratek and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Paratek’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Paratek’s directors and executive officers in Paratek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 16, 2023. To the extent the holdings of Paratek’s securities by Paratek’s directors and executive officers have changed since the amounts set forth in Paratek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from Paratek’s stockholders in connection with the proposed transaction, which may, in some cases, be different than those of Paratek’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of Paratek’s website at www.paratekpharma.com/investor-relations.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the commercial success of the Company’s products; the timing of and receipt of filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of June 6, 2023, among Paratek Pharmaceuticals, Inc. (“the Company”), Resistance Merger Sub, Inc. and Resistance Acquisition, Inc. (the “Merger Agreement”), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; the Company’s ability to continue as a going concern; our ability to maintain or expand regulatory approvals or commercialize our products; the results of any ongoing or future clinical trials may not satisfy U.S. or non-U.S. regulatory authorities; the regulatory approval process is expensive, time consuming and uncertain; our dependence on the commercialize success of NUZYRA and, to a lesser extent, SEYSARA; our dependence on funding from BARDA; our substantial indebtedness; risk associated with litigation; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Paratek Pharmaceuticals, Inc. (the “Company”) by Resistance Merger Sub, Inc. (“Merger Sub”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction (the Proxy Statement”), and the Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). The Company may also file other documents with the SEC regarding the proposed transaction (the “Proxy Statement”), and the Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholder meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. the Company makes available free of charge on its investor relations website at www.paratekpharma.com/investor-relations copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of June 6, 2023, among the Company, Merger Sub and Resistance Acquisition, Inc., which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 16, 2023. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from the Company’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at www.paratekpharma.com/investor-relations.